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                      [LETTERHEAD OF SULLIVAN & CROMWELL]
                                                                     EXHIBIT 8-a




                                                                  June 3, 1996



SBC Communications Inc.,
   175 East Houston,
      San Antonio, Texas  78205.

Ladies and Gentlemen:

                 We have acted as counsel to SBC Communications Inc. ("SBC") in connection with the Registration Statement (Registration No. 333-02587) on Form S-4 of SBC filed with the Securities and Exchange Commission on June 3, 1996 (the "Registration Statement") and hereby confirm to you our opinion set forth under the heading "Certain Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth under such heading and in this letter. Capitalized terms used but not defined herein have the meanings specified in the Agreement and Plan of Merger dated as of April 1, 1996.

                 In connection with our opinion, we have assumed the following with your consent and the consent of Pacific Telesis Group ("PAC"):


                 (1) At the Effective Time, there will be no intercorporate indebtedness existing between SBC (or any of its subsidiaries) and PAC (or any of its subsidiaries).

                 (2) At the Effective Time, PAC will not own any assets as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of each taxable year under a mark-to-market system.

                 We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences of the Merger" in the Registration Statement and the Joint Proxy Statement/Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Sullivan & Cromwell